Exhibit 99.1

Coupa Software Reports Third Quarter Fiscal 2017 Financial Results

Record total quarterly revenues deliver 55% year-over-year growth

SAN MATEO, Calif., Dec. 5, 2016 – Coupa Software (NASDAQ: COUP), a leader in cloud-based spend management, today announced its financial results for the third fiscal quarter ended October 31, 2016.

Third Quarter Fiscal 2017 Financial Highlights:

•	Revenues: Total revenues were $35.4 million, an increase of 55% from the same period last year. Subscription services revenues were $30.8 million, an increase of 48% from the same period last year.

•	Loss from Operations: GAAP loss from operations was $5.5 million compared to a GAAP loss from operations of $9.4 million in the same period last year. Non-GAAP loss from operations was $2.9 million compared to a non-GAAP loss from operations of $7.4 million in the same period last year.

•	Net Loss: GAAP net loss was $6.7 million compared to a GAAP net loss of $9.5 million in the same period last year. GAAP net loss per basic and diluted share was $0.36, compared to a GAAP net loss per basic and diluted share of $1.94 for the same period last year. Non-GAAP net loss was $4.1 million compared to a non-GAAP net loss of $7.5 million for the same period last year. Non-GAAP net loss per basic and diluted share was $0.22, compared to a non-GAAP net loss per basic and diluted share of $1.54 for the same period last year.

•	Balance Sheet: Cash and cash equivalents were $220.6 million and total deferred revenue was $73.0 million as of October 31, 2016.

•	Cash Flow: Cash flow from operating activities was a use of $10.5 million for the nine months ending October 31, 2016.

“Our strong financial results in the third quarter reflect the tremendous value we are creating in partnership with our customers,” said Rob Bernshteyn, CEO of Coupa. “Companies are leveraging our unified cloud platform to maximize spend under management, achieve significant cost savings and drive profitability. As of the end of the third quarter, Coupa has helped deliver more than $10 billion in cumulative savings to our customers. With the completion of our initial public offering in October, we believe we are extremely well positioned to continue driving measurable business value with all our customers globally.”

Todd Ford, CFO of Coupa, added, “We are pleased with our fiscal third quarter results and the scale we are beginning to see in our business model. The quarter was highlighted by total revenue growth of 55% year-over-year and subscription revenue growth of 48% year-over-year. Our professional services strategy to ensure customer success and build long-term partnerships with system integrator partners is also working, and was accentuated by approximately $1.4 million in revenue we recognized in Q3 from one larger than normal customer go-live. We also achieved record GAAP gross margins of 68%.”

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of December 5, 2016.

Fourth quarter of fiscal 2017:

•	Total revenues are expected to be between $35.5 and $36.0 million.

•	Subscription revenues are expected to be between $31.8 and $32.3 million, compared to $30.8 million actual in the third quarter.

•	Professional services revenues are expected to be approximately $3.7 million, compared to $4.6 million actual in the third quarter.

•	Non-GAAP loss from operations is expected to be between $7.4 and $8.4 million.

•	Non-GAAP net loss per share is expected to be between $0.16 and $0.19 per share.

•	Basic and diluted weighted average share count is expected to be approximately 49.7 million shares.

Full year fiscal 2017:

•	Total revenues are expected to be between $131.3 and $131.8 million.

•	Non-GAAP loss from operations is expected to be between $29.9 and $30.9 million.

•	Non-GAAP net loss per share is expected to be between $1.67 and $1.73 per share.

•	Basic and diluted weighted average share count is expected to be approximately 19.6 million shares.

See the sections titled “Non-GAAP Financial Measures” and the reconciliation tables below for important details regarding our non-GAAP measures.

Recent Business Highlights:

•	Coupa’s client roster continued to grow and new customers for the third quarter included a wide range of companies and industries, including FedEx, Toyota of Puerto Rico, Nasdaq, CityFibre Holdings, Jive Communications and DBS Bank.

•	We are excited about the progress with our global systems integrators (SI) and how we have deepened our relationships this quarter, specifically through our agreements with KPMG and Deloitte. Exciting customer wins through our SIs include Anheuser Busch Inbev SA, Lear Corporation, Frontier Airlines, Huntington Bank and Cooper Standard.

•	Coupa Release 16 (R16) was our third major cloud platform update of the year. R16 delivers better visibility and control into operations and spend management initiatives, increases collaboration and adds new capabilities across the entire Coupa platform from expense management to e-invoicing.

•

Coupa was honored to receive the highest score for proficiency by PayStream Advisors in its November Procure-to-Pay Navigator assessment for our industry. This report measured both the functional capabilities and the innovative focus of selected software vendors and ranked Coupa as a leader in many areas of financial process automation - particularly travel and expense management. The report also noted that Coupa’s solution is modern and intuitive, and its transparency and versatility make it a strong option for larger organizations.

•	Coupa hosted its annual Inspire European conference in London, one of Europe’s premier spend management meetings that brought together industry leaders to share best practices. Speakers included Gartner, Deloitte and KPMG, who spoke with Aon about their expanded rollout of the Coupa e-Invoicing solution. Additional sponsors included IBM, BearingPoint, The Hackett Group, and additional partners, OJC Conseil, Solmate, Acantis, Xoomworks, and Excelerated S2P.

•	Global business software executive Steven Winter joined Coupa in September as its Chief Revenue Officer (CRO). Winter brings more than two decades of operations, sales management and organizational development experience from some of the largest and most successful software organizations in the world.

•	Enterprise software executive Paul Watts joined as Coupa’s Asia Pacific (APAC) vice president of sales. Watts combines more than 20 years of experience based in the APAC region with his extensive knowledge of the enterprise software space.

•	Coupa recently signed up new customer, DiDi Chuxing, the largest ride-sharing company in China with millions of riders in hundreds of cities.

•	Coupa extended its growth in Latin America with a customer win in Mexico. Tecnológico (Tec) de Monterrey, a private, nonsectarian, coeducational university with 30-plus campuses in 25 cities throughout Mexico, selected the Coupa cloud platform. Tec will use Coupa to modernize the university’s spend with digitized processes and Coupa’s Open Business Network for fast supplier collaboration.

•	House of HR, one of Europe’s leading human resources management groups, is rolling-out Coupa’s Procure-to-Pay (P2P) solution across its European markets - Belgium, Netherlands, France, Germany, Poland, Portugal, Switzerland and Romania.

•	Coupa achieved a global ranking of 17 on the inaugural Forbes 2016 Cloud 100, which lists the top 100 private, cloud companies in the world (as published in the October 4, 2016 issue of Forbes magazine).

•	Coupa is ranked 105 – up from 110 last year - on Deloitte’s 2016 Technology Fast 500™, which is a ranking of the 500 fastest growing technology, media, telecommunications, life sciences and energy tech companies in North America.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

•	Parties in the U.S. and Canada can access the call by dialing (877)-856-1969, using conference code 3693111.

•	International parties can access the call by dialing (719)-325-4771, using conference code 3693111.

The webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link. A telephonic replay of the conference call will be available through Monday, December 12, 2016. To access the replay, parties in the U.S. and Canada should call (888)-203-1112 and enter conference code 3693111. International parties should call (719)-457-0820 and enter conference code 3693111.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude stock-based compensation, litigation-related costs, and amortization of intangible assets acquired in mergers and acquisitions. We believe these non-GAAP measures are useful in evaluating our operating performance and regularly review these measures as we evaluate our business.

We believe these non-GAAP measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitates period to period comparisons of operations. We believe these non-GAAP measures are useful in evaluating our operating performance compared to that of other companies in our industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, our non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view our non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

With respect to Coupa’s guidance as provided under “Business Outlook” above, Coupa has not reconciled its expectations as to non-GAAP loss from operations to GAAP loss from operations or non-GAAP net loss per share to GAAP net loss per share because certain items excluded from non-GAAP operating loss, such as charges related to stock-based compensation expense, litigation-related costs, and amortization of acquired intangible assets, cannot be reasonably calculated or predicted at this time. The effect of these excluded items may be significant.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the quotations from management and the statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: we have a limited operating history, which makes it difficult to predict our future operating results; if we are unable to attract new customers, the growth of our revenues will be adversely affected; because our platform is sold to large enterprises with complex operating environments, we encounter long and unpredictable sales cycles; if we fail to develop widespread brand awareness cost-effectively, our business may suffer; the markets in which we participate are intensely competitive; our business depends substantially on our customers renewing their subscriptions and purchasing additional subscriptions from us; any decline in our customer renewals would harm our future operating results; because we recognize subscription revenues over the term of the contract, fluctuations in new sales will not be immediately reflected in our operating results and may be difficult to discern; and we have experienced rapid growth in recent periods, and if we fail to manage our growth effectively, we may be unable to execute our business plan, maintain high levels of service or adequately address competitive challenges.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s final prospectus filed with the SEC on October 6, 2016, which is available at www.investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings Coupa makes with the SEC from time to time.

The forward-looking statements in this release reflect Coupa’s expectations as of December 5, 2016. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in our expectations.

About Coupa Software

Coupa Software (NASDAQ:COUP) is the cloud platform for business spend. We deliver “Value as a Service” by helping our customers maximize their spend under management, achieve significant cost savings and drive profitability. Coupa provides a unified, cloud-based spend management platform that connects hundreds of organizations representing the Americas, EMEA, and APAC with millions of suppliers globally. The Coupa platform provides greater visibility into and control over how companies spend money. Customers – small, medium and large – have used the Coupa platform to bring billions of dollars in cumulative spend under management. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

The Blueshirt Group for Coupa

Cynthia Hiponia or Erin Rheaume

650-485-8603

ir@coupa.com

Media Contact:

Global Public Relations

Orlando De Bruce

650-485-8629

orlando.debruce@coupa.com

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2016	2015	2016	2015
Revenues:
Subscription services	$30,799	$20,757	$83,954	$52,379
Professional services and other	4,643	2,044	11,803	4,935

Total revenues	35,442	22,801	95,757	57,314

Cost of revenues:
Subscription services	6,346	4,280	18,425	11,825
Professional services and other	5,031	3,914	16,451	10,147

Total cost of revenues	11,377	8,194	34,876	21,972

Gross profit	24,065	14,607	60,881	35,342

Operating expenses:
Research and development	7,179	5,965	22,225	16,188
Sales and marketing	16,315	14,306	51,403	38,517
General and administrative	6,068	3,709	16,241	14,908

Total operating expenses	29,562	23,980	89,869	69,613

Loss from operations	(5,497)	(9,373)	(28,988)	(34,271)
Other expense, net	(986)	(70)	(1,509)	(194)

Loss before provision for income taxes	(6,483)	(9,443)	(30,497)	(34,465)

Provision for income taxes	211	75	502	200

Net loss and comprehensive loss	$(6,694)	$(9,518)	$(30,999)	$(34,665)

Net loss per share attributable to common stockholders, basic and diluted	$(0.36)	$(1.94)	$(3.10)	$(7.64)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	18,420	4,901	9,987	4,537

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

	October 31,	January 31,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$220,645	$92,348
Accounts receivable, net of allowances	24,175	27,979
Prepaid expenses and other current assets	10,032	4,549
Deferred commissions, current portion	2,807	3,137

Total current assets	257,659	128,013

Property and equipment, net	4,626	3,775
Deferred commissions, net of current portion	2,363	2,386
Goodwill	1,605	1,605
Intangible assets, net	725	1,369
Other assets	2,405	2,778

Total assets	$269,383	$139,926
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,224	$1,096
Accrued expenses and other current liabilities	21,744	14,446
Deferred revenue, current portion	71,379	63,870

Total current liabilities	94,347	79,412

Deferred revenue, net of current portion	1,618	1,056
Other liabilities	390	747

Total liabilities	96,355	81,215

Commitments and contingencies
Convertible preferred stock, $0.0001 par value per share	—	164,950
Stockholders’ equity (deficit)
Common stock, $0.0001 par value per share	5	1
Additional paid-in capital	326,891	16,629
Accumulated deficit	(153,868)	(122,869)

Total stockholders’ equity (deficit)	173,028	(106,239)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$269,383	$139,926

COUPA SOFTWARE INCORPORATED

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Nine Months Ended
	October 31,
	2016	2015
Cash flows from operating activities
Net loss	$(30,999)	$(34,665)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,265	1,859
Amortization of deferred commissions	2,976	1,831
Stock-based compensation	5,649	9,559
Change in fair value of preferred stock warrant liability	627	139
Other non-cash items	(21)	—
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	3,773	(1,259)
Prepaid expenses and other current assets	(5,483)	(1,089)
Other assets	(944)	(700)
Deferred commissions	(2,623)	(2,934)
Accounts payable	202	61
Accrued expenses and other liabilities	4,963	(716)
Deferred revenue	8,071	11,780

Net cash used in operating activities	(10,544)	(16,134)

Cash flows from investing activities
Purchase of property and equipment	(3,500)	(2,783)
Acquisitions, net of cash acquired	—	(860)

Net cash used in investing activities	(3,500)	(3,643)

Cash flows from financing activities
Proceeds from issuance common stock, net of underwriting discounts and commissions	142,457	—
Payments of offering costs	(4,268)	—
Proceeds from the exercise of common stock options	4,100	289
Excess tax benefit from shared-based compensation	52	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	75,731
Proceeds from the exercise of preferred stock warrant	—	500

Net cash provided by financing activities	142,341	76,520

Net increase in cash and cash equivalents	128,297	56,743
Cash and cash equivalents at beginning of period	92,348	41,974

Cash and cash equivalents at end of period	$220,645	$98,717

Supplemental disclosure of cash flow data
Cash paid for income taxes	$118	$9

Supplemental disclosure of non-cash investing and financing activities
Issuance of common stock in connection with acquisitions	$—	$233

Vesting of early exercised stock options	$389	$96

Property and equipment included in accounts payable and accrued expenses and other current liabilities	$121	$67

Conversion of convertible preferred stock to common	$164,950	$—

Offering costs included in accounts payable and accrued expenses and other current liabilities	$974	$—

COUPA SOFTWARE INCORPORATED

Three Months Ended October 31, 2016

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$6,346	$(150)	$(212)	$—	$5,984
Costs of professional services	5,031	(155)	—	—	4,876
Gross profit	67.9%	0.9%	0.6%	0.0%	69.4%
Research and development	7,179	(357)	—	—	6,822
Sales and marketing	16,315	(937)	—	—	15,378
General and administrative	6,068	(785)	—	(1)	5,282
Loss from operations	(5,497)	2,384	212	1	(2,900)
Operating margin	-15.5%	6.7%	0.6%	0.0%	-8.2%
Other expense, net	(986)	—	—	—	(986)
Loss before provision for income taxes	(6,483)	2,384	212	1	(3,886)
Provision for income taxes	211	20	—	—	231
Net loss and comprehensive loss	$(6,694)	$2,364	$212	$1	$(4,117)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(0.36)				$(0.22)

(1)	Calculated based upon 18,420 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Three Months Ended October 31, 2015

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$4,280	$(62)	$(14)	$—	$4,204
Costs of professional services	3,914	(59)	—	—	3,855
Gross profit	64.1%	0.5%	0.1%	0.0%	64.7%
Research and development	5,965	(152)	(105)	—	5,708
Sales and marketing	14,306	(706)	—	—	13,600
General and administrative	3,709	(547)	—	(327)	2,835
Loss from operations	(9,373)	1,526	119	327	(7,401)
Operating margin	-41.1%	6.7%	0.5%	1.4%	-32.5%
Other expense, net	(70)	—	—	—	(70)
Loss before provision for income taxes	(9,443)	1,526	119	327	(7,471)
Provision for income taxes	75	—	—	—	75
Net loss and comprehensive loss	$(9,518)	$1,526	$119	$327	$(7,546)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(1.94)				$(1.54)

(1)	Calculated based upon 4,901 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Nine Months Ended October 31, 2016

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$18,425	$(415)	$(644)	$—	$17,366
Costs of professional services	16,451	(399)	—	—	16,052
Gross profit	63.6%	0.9%	0.7%	0.0%	65.1%
Research and development	22,225	(982)	—	—	21,243
Sales and marketing	51,403	(1,848)	—	—	49,555
General and administrative	16,241	(2,005)	—	(151)	14,085
Loss from operations	(28,988)	5,649	644	151	(22,544)
Operating margin	-30.3%	5.9%	0.7%	0.2%	-23.5%
Other expense, net	(1,509)	—	—	—	(1,509)
Loss before provision for income taxes	(30,497)	5,649	644	151	(24,053)
Provision for income taxes	502	65	—	—	567
Net loss and comprehensive loss	$(30,999)	$5,584	$644	$151	$(24,620)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(3.10)				$(2.47)

(1)	Calculated based upon 9,987 basic and diluted weighted-average shares of common stock

COUPA SOFTWARE INCORPORATED

Nine Months Ended October 31, 2015

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

(unaudited)

	GAAP	Share-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Litigation- Related Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$11,825	$(161)	$(41)	$—	$11,623
Costs of professional services	10,147	(944)	—	—	9,203
Gross Profit	61.7%	1.9%	0.1%	0.0%	63.7%
Research and development	16,188	(1,009)	(157)	—	15,022
Sales and marketing	38,517	(1,092)	—	—	37,425
General and administrative	14,908	(6,353)	—	(1,817)	6,738
Loss from operations	(34,271)	9,559	198	1,817	(22,697)
Operating margin	-59.8%	16.7%	0.3%	3.2%	-39.6%
Other expense, net	(194)	—	—	—	(194)
Loss before provision for income taxes	(34,465)	9,559	198	1,817	(22,891)
Provision for income taxes	200	—	—	—	200
Net loss and comprehensive loss	$(34,665)	$9,559	$198	$1,817	$(23,091)
Net loss per share attributable to common stockholders, basic and diluted (1)	$(7.64)				$(5.09)

(1)	Calculated based upon 4,537 basic and diluted weighted-average shares of common stock